Exhibit 3.5

Control Number : 10010435

STATE OF GEORGIA

Secretary of State

Corporations Division

313 West Tower

2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE OF CERTIFIED COPY

I, Brian P. Kemp, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that the attached documents are true and correct copies of documents filed with the Corporations Division of the Office of the Secretary of State of Georgia under the name of

A SMALL ORANGE, LLC

a Domestic Limited Liability Company

This certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence of the existence or nonexistence of the facts stated herein.

Docket Number	:92583
Date Inc/Auth/Filed	:02/10/2010
Jurisdiction	:Georgia
Print Date	:1/4/2016
Form Number	:215

/s/ Brian P. Kemp Brian P. Kemp Secretary of State

EXHIBIT “A SMALL ORANGE, LLC” TO CERTIFICATE OF CERTIFIED COPY

Filing Description	Filed Date
Name Reservation	May 26, 2009
Business Formation	Feb 10, 2010
Annual Registration	Nov 01, 2011
Survivor	Dec 31, 2012
Annual Registration	Jan 28, 2011
Annual Registration	Apr 08, 2013
Annual Registration	Jan 30, 2012
Annual Registration	Jan 12, 2012
Survivor	Dec 26, 2012
Annual Registration	Aug 30, 2012
Annual Registration	Apr 22, 2014
Annual Registration	Mar 06, 2015
Certified Copies	Jan 04, 2016

/s/ Brian P. Kemp Brian P. Kemp Secretary of State

Control No. 10010435

STATE OF GEORGIA

Secretary of State

Corporations Division

315 West Tower

#2 Martin Luther King, Jr. Dr.

Atlanta, Georgia 30334-1530

CERTIFICATE

OF

ORGANIZATION

I, Brian P. Kemp, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

A SMALL ORANGE, LLC

a Domestic Limited Liability Company

has been duly organized under the laws of the State of Georgia on 02/10/2010 by the filing of articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on February 10, 2010

/s/ Brian P. Kemp Brian P. Kemp Secretary of State

Control No: 10010435 Date Filed: 02/10/2010 10:37 AM Brian P. Kemp Secretary of State

February 10, 2010

ARTICLES OF ORGANIZATION

FOR GEORGIA LIMITED LIABILITY COMPANY

The name of the Limited Liability Company is:

A Small Orange, LLC

The principal mailing address of the Limited Liability Company is:

650 Hamilton Ave SE, Suite D

Atlanta, GA 30312

The Registered Agent is:

Timothy Dorr

1478 Brooklyn Ave NW

Atlanta, GA 30309

County:

The name and address of each organizer(s) are:

Timothy Dorr

1478 Brooklyn Ave NW

Atlanta, GA 30309

The optional provisions are:

No optional provisions.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on the date set forth below.

Signature(s):	Date:

Organizer, Timothy Dorr	February 10, 2010